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                                                                   EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Robotic Vision Systems, Inc. on Form S-8 of our report dated December 27, 1999, appearing in the Annual Report on Form 10-K of Robotic Vision Systems, Inc. for the year ended September 30, 1999.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 26, 2000